RESTRICTED STOCK UNIT AGREEMENT
PURSUANT TO THE
TECHNIPFMC PLC INCENTIVE AWARD PLAN

Directors
This Restricted Stock Unit Agreement (the “Agreement”) is made as of the <<Grant Date>> (the “Grant Date”) by TechnipFMC plc, a public limited company incorporated under the laws of England and Wales (the “Company”) and <<Participant Name>> (the “Participant”).
The TechnipFMC plc Incentive Award Plan (the “Plan”), as it may be amended or restated from time to time, is incorporated by reference and made a part of this Agreement and will control the rights and obligations of the Company and the Participant under this Agreement. Except as otherwise expressly provided herein, all capitalized terms have the meanings provided in the Plan. To the extent there is a conflict between the Plan and this Agreement, the provisions of the Plan will prevail.
The Compensation Committee of the Company’s Board of Directors (the “Committee”) determined that it would be in the interest of the Company and its stockholders to grant an award of restricted stock units to the Participant as an inducement to remain in the service of the Company.
The Committee, on behalf of the Company, grants to the Participant an award of <<Shares Granted>> restricted stock units (the “RSUs”) of the Company’s ordinary shares (the “Shares”). The award is made upon the following terms and conditions:
1.Vesting. The RSUs will vest one year following the Grant Date (the “Vesting Date”), subject to the Participant’s continued service as a Director of the Company through the Vesting Date. The RSUs will be payable upon termination of service from the Board of Directors and as provided in Section 2 and 3 below (the “Settlement Date”). All RSUs will be forfeited upon Participant’s Termination of Service before the Vesting Date other than as provided in Sections 2 or 3 below. Prior to the Vesting Date, an Award remains subject to substantial risk of forfeiture.

2.Death or Disability. Notwithstanding Section 1 hereof, in the event of Participant’s death or Disability (as defined below) prior to the Vesting Date, the RSUs will vest in full and be payable as soon as practicable following the date of such death or Disability. “Disability” means Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that can be expected to last for a continuous period of not less than twelve (12) months.

3.Change in Control. Notwithstanding the foregoing, the RSUs will vest in full and be payable on the consummation of the Change in Control.

4.Rights and Obligations as Stockholder.

(a)Prior to the Settlement Date, the Participant may not vote, sell, exchange, transfer, pledge, hypothecate or otherwise dispose of any of the RSUs. The Participant will receive Dividend Equivalents on the RSUs, provided, however, that no Dividend Equivalents shall be payable prior to the Vesting Date on any unvested RSUs. All Dividend Equivalents paid on unvested RSUs shall be held by the Company until such RSUs become vested RSUs.

(b)After the Settlement Date, the Participant agrees to comply with any and all of the Company’s policies and procedures related to trading in the Company’s Shares, including, but not limited to, the Company’s Code of Business Conduct and the Insider Trading Policy.

5.No Limitation on Rights of the Company. The granting of RSUs will not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure or to merge, consolidate, reincorporate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

6.Employment. Nothing in this Agreement or in the Plan will be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Company will continue to appoint the Participant as a Director, or as affecting in any way the right of the Company to terminate the appointment of the Participant at any time.

7.Government Regulation. The Company’s obligation to deliver Shares following the Vesting Date will be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

8.Withholding. The Company, in accordance with the terms of the Plan, will comply with all applicable withholding tax laws, and will be entitled to take any action necessary to effectuate such compliance. The Company may withhold a portion of the Shares to which the Participant or beneficiary otherwise would be entitled equivalent in value to the taxes required to be withheld, determined based upon the Fair Market Value of the Shares. For purposes of withholding, Fair Market Value shall be equal to the closing price (as reported on the New York Stock Exchange) of the Shares on the Settlement Date, or, if the Settlement Date is not a business day, the next business day immediately following the Settlement Date.

9.Notice. Any notice to the Company provided for in this Agreement will be addressed to it in care of its Secretary, TechnipFMC plc, 11740 Katy Freeway, Houston, Texas 77079, and any notice to the Participant (or other person entitled to receive the RSUs) will be addressed to such person at the Participant’s address now on file with the Company, or to such other address as either may designate to the other in writing. Any notice will be deemed to be duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

10.Administration. The Participant’s rights under this Agreement are expressly subject to the terms and conditions of the Plan, if any, a copy of which has been made available to the Participant.

11.Binding Effect. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

12.Sole Agreement. This Agreement constitutes the entire agreement between the parties to it relating to the RSUs and supersedes any and all prior oral and written representations. This Agreement may only be amended by written agreement between the Company and the Participant.

13.Delivery of Documents. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by the Company, or upon deposit in a government sponsored postal service, by registered or certified mail, or with an internationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature hereto or at such other address as such party may designate in writing from time to time to the other party.

(a)Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, this Agreement, the Plan’s prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, the Participant may deliver electronically the Agreement to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company. The Participant may revoke his or her consent to the electronic delivery of documents or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described herein. Electronic execution of this Agreement shall have the same binding effect as a written or hard copy signature and accordingly, shall bind the Participant and the Company to all of the terms and conditions set forth in the Plan and this Agreement.

(b)Paper Copies. Participant acknowledges that he or she may receive form the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery or execution of such document fails.

14.Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify the Participant or any other person for failure to do so) to adopt such amendments to the Plan or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

15.Governing Law. The interpretation, performance and enforcement of this Agreement will be governed by the laws of the State of Delaware.

16.Privacy. Participant acknowledges, agrees and consents, as a condition to receipt of this Award and in accordance with Section 11.8 of the Plan, to Company’s collection, use and transfer, in electronic or other form, of personal data of the Participant as described in Section 11.8 of the Plan by and among the Company and its Subsidiaries for the exclusive purpose of implementing, performing or administering the Plan or any related benefit. Participant expressly gives his or her consent to the Company to receive, possess, use, retain and transfer such personal data as may be required to a broker or other third party with whom the Company or any of its Subsidiaries or the Participant may elect to deposit any Shares.

17.Funding. The RSUs represent an unfunded promise to pay and deliver Shares in the future.

Executed as of the Grant Date.
TechnipFMC plc

By:
	[Executive Vice President, Human Resources]	<<Signed Electronically>>
<<Acceptance Date>>

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.